Exhibit 10.3

EMPLOYMENT AGREEMENT

between

SWITCH & DATA FACILITIES COMPANY, INC.

and

ERNEST SAMPERA

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS; CONSTRUCTION

1.1	DEFINITIONS	1

1.2	CONSTRUCTION	1

ARTICLE 2 EMPLOYMENT AND DUTIES

2.1	EMPLOYMENT	1

2.2	POSITION	1

2.3	DUTIES AND SERVICES	1

2.4	DUTY OF LOYALTY	2

ARTICLE 3
STATED TERM AND TERMINATION OF EMPLOYMENT

3.1	STATED TERM	2

3.2	THE COMPANY’S RIGHT TO TERMINATE	2

3.3	THE EMPLOYEE’S RIGHT TO TERMINATE	3

3.4	EFFECT OF TERMINATION	3

ARTICLE 4
COMPENSATION AND BONUSES

4.1	BASE SALARY	4

4.2	BONUSES	5

4.3	BENEFITS	5

ARTICLE 5
PROTECTION OF INFORMATION

5.1	DISCLOSURE TO AND PROPERTY OF THE COMPANY	5

5.2	DISCLOSURE TO THE EMPLOYEE	6

5.3	NO UNAUTHORIZED USE OR DISCLOSURE	6

5.4	OWNERSHIP BY THE COMPANY	7

5.5	ASSISTANCE BY THE EMPLOYEE	7

5.6	REMEDIES	7

ARTICLE 6
STATEMENTS CONCERNING THE COMPANY

6.1	NON-DISPARAGEMENT	7

ARTICLE 7 NONCOMPETITION

7.1	IN GENERAL	8

ARTICLE 8 MISCELLANEOUS

8.1	NOTICES	9

8.2	APPLICABLE LAW	9

8.3	NO WAIVER	9

8.4	SEVERABILITY	9

8.5	COUNTERPARTS	10

8.6	WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS	10

8.7	HEADINGS	10

8.8	GENDER AND PLURALS	10

8.9	ASSIGNMENT	10

8.10	AMENDMENT; ENTIRE AGREEMENT	10

8.11	ARBITRATION	10

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between Switch & Data Facilities Company, Inc., a Delaware corporation (the “Company”), and Ernest Sampera (the “Employee”) effective as of July 21, 2004 (the “Effective Date”).

BACKGROUND

The Company desires to employ the Employee, and the Employee desires to be employed by the Company; in each case, on the terms and conditions of this Agreement. Accordingly, in consideration of the employment by the Company, and of the compensation and other remuneration to be paid by the Company to the Employee for such employment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Employee, the Company and the Employee agree as follows:

TERMS

ARTICLE 1

DEFINITIONS; CONSTRUCTION

1.1 Definitions. In addition to terms defined in the body of this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in Exhibit A.

1.2 Construction. Unless the context requires otherwise: (a) references to Articles and Sections refer to articles and sections of this Agreement; (b) references to Exhibits and Schedules are to exhibits and schedules attached to this Agreement, each of which is made a part of this Agreement for all purposes; and (c) references to money refer to legal currency of the United States of America.

ARTICLE 2

EMPLOYMENT AND DUTIES

2.1 Employment. Subject to the terms of this Agreement, the Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, beginning as of the Effective Date and continuing until the last day of the Stated Term set forth in Section 3.01 unless earlier terminated or extended in accordance with this Agreement (such period of employment being referred to herein as the “Term”).

2.2 Position. During the Term, the Employee shall serve as the Senior Vice President and Chief Marketing Officer, of the Company. The Employee acknowledges that the Company is a management company affiliated with Switch & Data Facilities Company, Inc. (the “Parent”) and that the Employee’s duties under this Agreement will involve services on behalf of the Company, Parent and the Parent’s subsidiaries (collectively, the “Switch & Data Group”).

2.3 Duties and Services. The Employee shall perform diligently and to the best of his abilities the duties and services appertaining to the office referred to in Section 2.2, as well as such additional duties and services appropriate to such office that the Board of Directors of the Company (the “Board”) or the Chief Executive Officer of the Company (the “CEO”) may

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determine from time to time. The Employee’s employment shall also be subject to the policies maintained and established by the Board and the CEO, as the same may be amended from time to time. In furtherance of the foregoing, the Employee shall devote his full business time, energy and efforts to the business and affairs of the Company and its affiliates and shall not engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the consent of the Board, which consent may be withheld by the Board in its sole discretion. The foregoing notwithstanding, the parties recognize and agree that the Employee may engage in passive personal investments and other business activities that do not conflict with the business and affairs of the Company or interfere with the Employee’s performance of his duties hereunder.

2.4 Duty of Loyalty. The Employee acknowledges and agrees that the Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and to do no act that would injure the business, interests or reputation of the Company or any of its subsidiaries or affiliates. In keeping with these duties, the Employee shall make full disclosure to the Board of all business opportunities pertaining to the Company’s business and shall not appropriate for the Employee’s own benefit any such business opportunities.

ARTICLE 3

STATED TERM AND TERMINATION OF EMPLOYMENT

3.1 Stated Term. The stated term (the “Stated Term”) of this Agreement shall commence on the Effective Date and end on July 19, 2006. If neither party gives written notice of termination at 30 days prior to the end of the Stated Term or any extension of the Stated Term, this Agreement shall be automatically extended for a period of one year (an “Extended Year Term”) on the same terms and conditions as then in effect.

3.2 The Company’s Right to Terminate. Notwithstanding the provisions of Section 3.1, the Employee’s employment shall terminate prior to the expiration of the Stated Term as follows:

(a) the Employee’s employment shall automatically terminate upon the Employee’s death; and

(b) the Company shall have the right to terminate the Employee’s employment at any time for any of the following reasons:

(i) the Employee’s becoming incapacitated by accident, sickness or other circumstance that renders him Totally Disabled;

(ii) for Cause; or

(iii) for any reason not described in Section 3.2(a) or 3.2(b)(i) or (ii) (“Without Cause Termination”).

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3.3 The Employee’s Right to Terminate. The Employee may terminate his employment hereunder for Good Reason at any time during the Term, in which event the Employee shall resign from all of his positions with the Company. For purposes of this Agreement, “Good Reason” shall mean any of the following should they occur without the Employee’s prior consent:

(a) The assignment to the Employee by the Company of duties significantly inconsistent with the Employee’s position designated in Section 2.2, or any significant reduction or significant change in either position, stature, or job function, except in connection with the termination of employment for Cause or in connection with the termination of employment by reason of the Employee becoming Totally Disabled; provided, that “Good Reason” shall not occur pursuant to this Section 3.3(a) unless and until such assignment, significant reduction or significant change remains uncorrected for 30 days following written notice to the Company by the Employee of same;

(b) A reduction by the Company in the Base Salary or benefits received by the Employee in violation of this Agreement; provided, that “Good Reason” shall not occur pursuant to this Section 3.3(b) unless and until such reduction of Base Salary or benefits remains uncorrected for 30 days following written notice to the Company by the Employee of same; or

(c) The transfer of the Employee to a new principal business address that is located more than fifty miles from the city limits of Tampa, Florida. It is understood that from time to time, on a temporary basis, the Employee shall perform services for the Company at various locations, worldwide.

3.4 Effect of Termination.

(a) If Executive’s employment shall terminate by either party giving notice pursuant to Section 2.1 upon the expiration of the Stated Term, then Executive shall be paid all earned but unpaid compensation and benefits, and all further compensation and benefits to Executive hereunder shall terminate contemporaneously with such termination of employment; provided, if Executive complies with the provisions of Articles 6 and 7 hereof, then Company shall continue to pay Executive the Base Salary (as defined below) for a period of 6 months after the expiration of the Stated Term, in such installments and at such times as Company would have paid had such expiration not occurred; provided, to the extent permitted by the applicable benefit plan or Company policy, provide Executive with continued benefits that were in effect as of the Termination of this Agreement for a period of six months, as if Executive had remained an active employee of the Company hereunder for such six months. In the event Executive is no longer eligible to participate in a benefit plan that was in effect as of the termination of this Agreement and such ineligibility is caused solely as a result of the termination of this Agreement, then the Company shall provide that Executive with substantially similar benefits through commercial insurers or such other means as the Company shall reasonably determine.

(b) If Executive’s employment shall terminate prior to expiration of the Stated Term or an Extended Year Term pursuant to Sections 3.2 or 3.3 then, upon such termination,

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regardless of the reason therefor, Executive shall be paid all earned but unpaid compensation and benefits, and all further compensation and benefits to Executive hereunder shall terminate contemporaneously with such termination; provided, that upon any termination for “Good Reason” or upon any “Without Cause Termination,” if Executive complies with the provisions of Articles 6 and 7 hereof, then Company shall (1) pay Executive, in such installments and at such times as Company would have paid had such termination not occurred, the Base Salary (as defined below) for a period of twelve months after such termination (the “Severance Term”) (2) pay Executive the amount of the prior year’s bonus (if any) in twelve equal monthly installments, and (3) to the extent permitted by the applicable benefit plan or Company policy, provide Executive with continued benefits that were in effect as of the termination of this Agreement for twelve months, as if Executive had remained an active employee of the Company hereunder during the Severance Term. With respect to subsection (3) above, in the event Executive is no longer eligible to participate in a benefit plan that was in effect as of the termination of this Agreement, and such ineligibility is caused solely as a result of the termination of this Agreement, then the Company shall provide Executive with substantially similar benefits through commercial insurers or such other means as the Company shall reasonably determine. Notwithstanding the above, if a Change in Control has occurred and a Without Cause Termination or a termination for Good Reason has occurred, and if the Executive is in compliance with Articles 6 and 7 of this Agreement, the Executive shall be entitled to a lump sum payment equal to 1x times the sum of his Base Salary and his prior year’s bonus (in any), in addition to the benefits contemplated by Section 3.4(b)(3).

(c) In light of the difficulties in estimating the damages for an early termination of this Agreement, Company and Executive hereby agree that the payments, if any, to be received by Executive pursuant to this Section 3.4 shall be received by Executive as liquidated damages, and Executive shall not have any right to any other payment or damages hereunder except for such liquidated damages. Any lump sum payment due under this section shall be delivered to the Employee no later than thirty days following the Without Cause Termination or termination for Good Reason.

ARTICLE 4

COMPENSATION AND BONUSES

4.1 Base Salary. During the Term, the Company shall pay the Employee a base salary equal to $180,000 per year (the “Base Salary”), which the Company shall pay to the Employee in equal installments paid twice monthly in arrears.

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4.2 Bonuses. During the Term, the Company anticipates paying the Employee an annual bonus equal to fifty percent (50%) of the then current base salary. Notwithstanding the foregoing, the bonus shall only be payable if and to the extent certain revenue and management goals are achieved for the particular bonus period. The performance goals may vary from year to year and must be agreed upon by the Company and the Employee in advance of each calendar year; provided, however, the Employee, unless he is not otherwise entitled to a bonus under Sections 3.4 or 4.2 of this Agreement, shall be guaranteed a minimum bonus of $45,000 for fiscal year 2004. The Employee shall be paid his bonus at the time similarly situated employees are paid their bonuses. No bonus shall be payable for any period if the Employee resigns without Good Reason prior to the payment of such bonus.

4.3 Benefits

(a) During the Term, the Employee shall be eligible for participation in employee benefit plans (as described or defined in Section 3(3) of ERISA), practices, policies and programs of the Company as may be in effect from time to time for other similarly situated employees of the Company including vacations (20 days of paid time off per calendar year during the Term) in accordance with the Company’s then current policy for its executives. Notwithstanding anything to the contrary in this Agreement, the Company shall have the right to amend or terminate any of the Company’s employee benefit plans (including its health, dental, life, accidental death and dismemberment, short term disability or long term disability welfare plans) so long as such amendment or termination adopted during any period in which the Employee is receiving benefits under any such plan is similarly applicable to senior executives of the Company generally. This Section 4.3(a) shall not entitle the Employee to benefits that are covered more specifically in other Sections of this Agreement (such as salary continuation, bonuses and incentive compensation, all of which have been agreed upon specifically and reflected in this Agreement in such manner.)

(b) On the Effective Date, the Employee shall be granted an option to purchase 20,000 shares of the Parent’s Series D-2 Preferred Stock. Such stock option shall be subject to the terms and conditions of a stock option agreement to be entered into contemporaneously herewith between the Parent and the Company. Notwithstanding anything in this Agreement to the contrary, such stock option agreement (and the stock option plan referenced therein and any future option agreement entered into between the Parent, the Company and the Employee) shall govern any options granted to the Employee, and the terms thereof shall not be amended or modified by the terms of this Agreement

(c) The Company shall reimburse all reasonable out of pocket relocation expenses of the Employee and shall also reimburse the Employee’s commuting expenses between Tampa and New York City until February 1, 2005.

ARTICLE 5

PROTECTION OF INFORMATION

5.1 Disclosure to and Property of the Company. All information, designs, ideas, concepts, improvements, product developments, discoveries, and inventions, whether patentable or not, which are conceived, made, developed, or acquired by the Employee, individually or in

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conjunction with others, during the Term (whether during business hours or otherwise and whether on the Company’s premises or otherwise) that relate to the Company’s or any of its Affiliates’ business, products, or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisitions prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) (collectively, “Confidential Information”)[EL1] shall be disclosed to the Company and are and shall be the sole and exclusive property of the Company and its Affiliates. Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps, drawings, architectural renditions, models and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression (collectively, “Work Product”) are and shall be the sole and exclusive property of the Company or its Affiliates. Upon termination of the Employee’s employment by the Company for any reason, the Employee shall promptly deliver such Confidential Information and Work Product, and all copies thereof, to the Company.

5.2 Disclosure to the Employee. The Company may disclose to the Employee, or place the Employee in a position to have access to or develop, Confidential Information and Work Product of the Company or its Affiliates.

5.3 No Unauthorized Use or Disclosure. The Employee agrees that he will preserve and protect the confidentiality of all Confidential Information and Work Product of the Company and its Affiliates, and will not, at any time during or after the Employee’s employment by the Company[EL2], make any unauthorized disclosure of, and will use his best efforts to prevent the removal from the Company premises of, Confidential Information or Work Product of the Company or its Affiliates, or make any use thereof, in each case, except in the carrying out of the Employee’s responsibilities hereunder. The Employee shall inform all persons or entities to whom any Confidential Information shall be disclosed by him in accordance with this Agreement about the confidential nature of such Confidential Information, and the Employee shall ensure that such Confidential Information is identified as being confidential, and shall call such identifying mark to such recipient’s attention. The Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law and the Employee is making such disclosure, the Employee shall provide the Company with prompt notice of such requirement, and shall use his commercially reasonable efforts to give such notice prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, the Employee agrees to deliver to the Company, at any time during the Term, or thereafter, all Confidential Information which he may possess or control. The Employee agrees that all Confidential Information of the Company (whether now or hereafter existing) conceived, discovered or made by him during the Term, as between the Employee and the Company, exclusively belongs to the Company (and not to the Employee), and the Employee will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership. Affiliates of the Company shall be third party beneficiaries of the Employee’s obligations under this Section. As a result of the Employee’s employment by the

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Company, the Employee may also from time to time have access to, or knowledge of, Confidential Information or Work Product of third parties, such as customers, suppliers, partners, joint venturers, and the like, of the Company and its Affiliates. The Employee also agrees to preserve and protect the confidentiality of such third party Confidential Information and Work Product to the same extent, and on the same basis, as the Company’s Confidential Information and Work Product.

5.4 Ownership by the Company. If, during the Employee’s employment by the Company, the Employee creates any work of authorship fixed in any tangible medium of expression that is the subject matter of copyright (such as videotapes, written presentations, or acquisitions, computer programs, E-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to the Company’s business, products, or services, whether such work is created solely by the Employee or jointly with others (whether during business hours or otherwise and whether on the Company’s premises or otherwise), the Company shall be deemed the author of such work if the work is prepared by the Employee in the scope of the Employee’s employment; or, if the work is not prepared by the Employee within the scope of the Employee’s employment but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and the Company shall be the author of the work.

5.5 Assistance by the Employee. Both during the period of the Employee’s employment by the Company and thereafter, the Employee shall assist, upon reasonable notice, the Company and its nominee, at any time, in the protection of the Company’s or its Affiliates worldwide right, title and interest in and to Work Product and the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries, all as may be requested by the Company from time to time in accordance with applicable law.

5.6 [EL3] Remedies. The Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by the Employee, and the Company or its affiliates shall be entitled to enforce the provisions of this Article 5 by terminating payments then owing to the Employee under this Agreement and to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Employee and his agents.

ARTICLE 6

STATEMENTS CONCERNING THE COMPANY

6.1 Non-Disparagement. The Employee shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about the Company, any of its Affiliates or any of such entities’ officers, employees and consultants, agents or representatives that are slanderous, libelous or defamatory; or that disclose private or confidential information about the Company, any of its Affiliates or

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any of such entities’ business affairs, officers, employees and consultants, agents or representatives; or that constitute an intrusion into the seclusion or private lives of any officers, employees and consultants, agents or representatives of the Company or any of its Affiliates; or that give rise to unreasonable publicity about the private lives of any officers, employees and consultants, agents or representatives of the Company or any of its Affiliates; or that place the Company, any of its Affiliates, or any of such entities’ officers, employees and consultants, agents or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of the Company, any of its Affiliates or any of such entities’ officers, employees and consultants, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company and its Affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

ARTICLE 7

NONCOMPETITION

7.1 In General. Executive agrees that, from the date of this Agreement until 12 months after the expiration or termination of this Agreement (the “Non-Compete Period”), Executive shall not, anywhere in the United States:

(a) directly or indirectly participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, or otherwise with, or have any financial interest in or aid or assist anyone else in the conduct of any business in those states that, as of the expiration or termination of this Agreement, the Company is presently doing business in or that the Company intends to do business in the upcoming 12 months (which intent shall have been demonstrated by a Board or committee resolution or formal business plan of the Company) that is directly competitive with that conducted by Company or its affiliates (a “Competitive Operation”); provided, however, that this provision shall not preclude Executive from owning not more than 1% of the equity securities of any publicly held Competitive Operation so long as Executive does not serve as an employee, officer, director or consultant to such business;

(b) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner, or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity either: (i) attempt to hire, contract or solicit with respect to hiring any employee of Company or its affiliates or (ii) induce or otherwise counsel, advise or encourage any employee of Company or its affiliates to leave the employment of Company or its affiliates;

(c) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner, or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity call upon, solicit, divert or take away, any customer or vendor of Company or its affiliates with whom Executive dealt, directly or indirectly, during his engagement with Company or its affiliates, in connection with a Competitive Operation; provided, however, that Executive may call upon such customers and vendors for the purpose of promoting sales of Company’s or its affiliates’ services and products to such customers and

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vendors, and for such other purposes as are not reasonably intended to result in any reduction in Company’s or its affiliates’ sales or prospective sales to such customers and vendors.

ARTICLE 8

MISCELLANEOUS

8.1 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company to:	Switch & Data Facilities Company, Inc. 1715 N. Westshore Blvd., Suite 650 Tampa, Florida 33607 Attention: General Counsel

With a copy to:	Holland & Knight LLP 100 North Tampa Street, Suite 4100 Tampa, Florida 33602 Attention: Robert J. Grammig, Esq.

If to the Employee to:	Ernest Sampera 46 Marakill Lane New Paltz, New York 12561

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

8.2 Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Florida.

8.3 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.4 Severability. To the extent permitted by applicable law, the Company and the Employee hereby agree that any term or provision of this Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be modified, but only to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Company and the Employee’s bargain hereunder. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that term or provision shall not affect the validity or enforceability of any other term or provision of this Agreement, and all other terms or provisions shall remain in full force and effect so long as the economic or legal

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substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

8.6 Withholding of Taxes and Other Employee Deductions. The Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the Company’s employees generally.

8.7 Headings. The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

8.8 Gender and Plurals. Wherever the context so requires, the masculine gender includes the feminine or neuter, the singular number includes the plural and vice-versa, “or” has the inclusive meaning identified with the phrase “and/or,” and “including” has the inclusive meaning frequently identified with the phrase “but not limited to.”

8.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise. The Company may assign this Agreement to any of its Affiliates at any time. Except as provided in the two preceding sentences, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

8.10 Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by both parties. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of the Employee by the Company and supersedes any and all prior agreements.

8.11 Arbitration. Any and all disputes or controversies, whether of law or fact, and of any nature whatsoever arising from or respecting this Agreement, shall be decided by arbitration by the American Arbitration Association in accordance with its Commercial Rules except as modified by this Agreement.

(a) The arbitrator will be mutually selected by the Company and the Employee. If the Company and the Employee do not so agree on a single arbitrator, the Company and the Employee shall each select one independent, qualified arbitrator and the two selected arbitrators shall select a third arbitrator (the three selected arbitrator(s) are referred to as the “Panel”);

(b) The Arbitration shall take place in Tampa, Florida, or any other location mutually agreeable to the Parties. At the request of either Party, arbitration proceedings will be

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conducted confidentially; in such case all documents, testimony, and records shall be received, heard, and maintained by the arbitrators in confidentiality, available for inspection only by the Company or the Employee and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information in confidentiality until such information shall become generally known. The Panel shall be able to award any and all relief, including relief of an equitable nature, provided that punitive damages shall not be awarded. The award rendered by the Panel may be enforceable in any court having jurisdiction to enforce the award;

(c) Reasonable notice of the time and place of arbitration shall be given to all Parties and any interested persons as shall be required by law;

(d) The Arbitration shall be final and binding on the parties; and

(e) The parties acknowledge that they are waiving their right to seek remedies in court, including the right to a jury trial.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

COMPANY:

SWITCH & DATA FACILITIES COMPANY, INC.

By:
Keith Olsen, Chief Executive Officer

EMPLOYEE:

Ernest Sampera

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Employment Agreement

Signature Page

EXHIBIT A

DEFINED TERMS

As used in the Agreement, the following terms shall have the respective meanings set forth below or set forth in the provision of the Agreement following such term.

“Affiliate” shall mean any other person or entity (i) that is directly or indirectly controlled by the person or entity in question, (ii) that directly or indirectly controls the person or entity in question, or (iii) that directly or indirectly is under common control with the person or entity in question. For purposes of the foregoing definition, (x) a person or entity controls another entity if it or he directly or indirectly owns, or has the right to vote, at least 20% of the beneficial interests in the entity or if through other agreements (e.g., management agreement) has the right to control the policies of such entity; (y) indirect control includes control held through one or more tiers of subsidiary or intervening entities (such as corporations, partnerships, trusts, or limited liability companies); and (z) “control” includes the ability, directly or indirectly, to direct the management or policies of such entity, whether through the ownership of voting rights, pursuant to a contract, or otherwise.

“Agreement” shall have the meaning ascribed to such term in the preamble of this Employment Agreement.

“Base Salary” shall have the meaning ascribed to such term in Section 4.1 of this Agreement.

“Board” shall have the meaning ascribed to such term in Section 2.3 of this Agreement.

“Cause” shall mean that the Employee (A) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder, (B) has been indicted with respect to a felony offense, or a criminal information has been returned with respect to a misdemeanor offense, (C) has willfully refused to perform the duties and responsibilities required of him hereunder, (D) has materially breached any then-current material Company policy or code of conduct established by the Company, which policy or code of conduct was provided to the Employee prior to such breach, or has continued to materially breach, after 30 days written notice, any other policy or code of conduct, (E) has willfully engaged in conduct that is materially injurious to the Company or any of its affiliates, (F) has breached any material provision of this Agreement that, if correctable, remains uncorrected for 30 days following written notice to the Employee by the Company of such breach or (G) has voluntarily resigned.

“Change in Control” shall mean (i) in the event the Company’s common stock, par value $0.0001 per share (“Common Stock”), is not publicly traded on a national securities exchange, any merger, consolidation, amalgamation, plan of arrangement, reorganization or similar transaction involving the Company, other than a transaction in which the Company’s shareholders, immediately prior to the transaction hold, immediately thereafter, not less than fifty percent of the combined voting power of the then outstanding voting securities with respect to the election of the board of directors of the resulting entity or the ultimate parent of the resulting

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Employment Agreement

Exhibit A - Defined Terms

entity, (ii) in the event the Company’s Common Stock is publicly traded on a national securities exchange, any merger, consolidation, amalgamation, plan of arrangement, reorganization or similar transaction involving the Company, other than a transaction in which the Company’s shareholders, immediately prior to the transaction hold, immediately thereafter, in the same proportion as immediately prior to the transaction, not less than fifty percent of the combined voting power of the then outstanding voting securities with respect to the election of the board of directors of the resulting entity or the ultimate parent of the resulting entity, and (iii) any liquidation or sale of all or substantially all of the assets of the Company.

“Company” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Confidential Information” shall have the meaning ascribed to such term in Section 5.1 of this Agreement.

“Effective Date” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Employee” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Term” shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

“Totally Disabled” shall mean failure by the Employee, by reason of illness, incapacity or other disability, to perform his duties or fulfill his obligations under this Agreement in the view of the Company and as certified in writing by a competent medical physician chosen by the Company, for a cumulative total of 180 days in any 12-month period.

“Without Cause Termination” shall have the meaning ascribed to such term in Section 3.2(b)(iii) of this Agreement.

“Work Product” shall have the meaning ascribed to such term in Section 5.1 of this Agreement.

Switch & Data Facilities Company, Inc.

Employment Agreement

Exhibit A - Defined Terms